              As filed with the Securities and Exchange Commission July 18, 1996
                                                         Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ----------------

                     INFORMATION RESOURCE ENGINEERING, INC.
               (Exact Name of Registrant as Specified in Charter)

                    Delaware                                                  52-1287752

(State of other Jurisdiction of Incorporation or                 (I.R.S Employer Identification No. )
                 Organization)

                              8029 Corporate Drive
                              Baltimore, MD 21236
              (Address of Principal Executive Offices) (Zip Code)

                     INFORMATION RESOURCE ENGINEERING, INC.
                               STOCK OPTION PLAN
                            (Full title of the Plan)

                             Mr. Anthony A. Caputo
                Chairman, Chief Executive Officer and President
                     INFORMATION RESOURCE ENGINEERING, INC.
                              8029 Corporate Drive
                              Baltimore, MD 21236
                                 (410) 931-7500
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                              Bruce R. Thaw, Esq.
                                 45 Banfi Plaza
                             Farmingdale, NY, 11735
                                 (516) 752-1760

                        Calculation of Registration Fee
                        -------------------------------

- ----------------------------------------------------------------------------------------------------------------
 Titles of Each Class                            Proposed Maximum       Proposed Maximum
 of Securities to be      Amount to be           Offering Price Per     Aggregate Offering     Amount of
 Registered               Registered             Share(1)               Price                  Registration Fee
- ----------------------------------------------------------------------------------------------------------------
 Common Stock, $.01
 par value                994,500 Shares         $17.625                $17,528,063            $6,044.00
- ----------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) based upon a price of $17.625 per share which was the average of the high and low sale prices as reported on the Nasdaq National Market System on July 15, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents have not been filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to item 3 of
Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 0-20634) pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (the "Annual Report");

         2. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996; and

         3. The description of Common Stock contained in the Company's Form 8-A Registration Statement filed with the Commission on September 16, 1992 and any amendment or report filed for the purpose of updating those descriptions.

         In addition, all documents filed subsequent to the date hereof by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.





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
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         This Registration Statement has been prepared, in substantial part, by Bruce R. Thaw, General Counsel for the Company. Mr. Thaw has also given his opinion on the validity of the securities being registered. Mr. Thaw is the beneficial owner of 220,000 shares of the Company's Common Stock, together with 5,000 incentive stock options which were granted to Mr. Thaw under the Company's Stock Option Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

                             DEL. CODE ANN. TITLE 8

Sec. 145.        Indemnification of officers, directors, employees
                 and agents; insurance

                 a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been





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
         adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even, if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                 f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.





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
                 h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                 i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                 j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           The Certificate of Incorporation of the Company provides that the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware Corporation Law shall be utilized to the fullest extent possible. Further, the Certificate of Incorporation contains provisions to eliminate the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, is permitted to directors, officers or controlling persons of the Registrant, pursuant to the above mentioned statutes or otherwise, the Registrant understands that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, may be unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any director, officer or a controlling person of the Company, and the Commission is still of the same opinion, the Registrant (except insofar as such claim seeks reimbursement by the Registrant of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by counsel for the Registrant to be controlling, submit to a





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
court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following Exhibits, required by Item 601 of Regulation S-B, are filed as part of this registration statement. Where such filing is made by incorporation by reference (I/B/R), reference is made to Commission file number 0-20634 unless another statement or report is identified in parentheses.

4.1              Specimen of Common Stock Certificate
                 of Registrant                                      I/B/R(1)

4.2              Articles of Incorporation of Registrant, as
                 filed with the Secretary of State of Delaware
                 on November 1, 1988, as amended on March
                 6, 1989, May 19, 1989, September 22 , 1992,
                 June 30, 1995 and October 4, 1995                  I/B/R(2)

4.3              By-laws of Registrant                              I/B/R(1)

4.4              Information Resource Engineering, Inc.
                  Stock Option Plan                                 I/B/R(3)

4.5 Example of Stock Option Agreement intended to be used under the Stock Option Plan

5                Opinion of Counsel as to the legality
                 of securities being registered

15               Not Applicable

23.1             Consent of Bruce R. Thaw, Counsel to
                 the Company (contained in Exhibit 5)

23.2             Consent of KPMG Peat Marwick LLP, Certified
                 Public Accountants.

24               Power of Attorney (Contained on signature page)

28               Not Applicable

- --------------------------------

(1) Filed as an exhibit to the Registration Statement on Form S-18 (File No. 33-28673) of the Registrant and incorporated herein by reference.





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
(2) Filed as an exhibit to the Registration Statement on Form SB-2 (File No. 33-8061) of the Registrant and incorporated herein by reference.

(3) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 33-52066) of the Registrant and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charge provision, by-law contract, arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Baltimore, Maryland on the 16th day of July, 1996.


                                  INFORMATION RESOURCE ENGINEERING, INC.


                                  By:/s/Anthony A. Caputo
                                     ----------------------------------
                                     ANTHONY A. CAPUTO, Chairman
                                     and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENT, that each of the undersigned whose signature appears below constitutes and appoints Anthony A. Caputo and David A. Skalitzky, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, or subsequent registration statements related to the shares registered hereby and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                                  Title                                     Date
         ---------                                  -----                                     ----
/s/ Anthony A. Caputo                      Chairman, Chief Executive Officer,                 July 16, 1996
- ------------------------------------       President (Principal Executive Officer)
ANTHONY A. CAPUTO

/s/ Jill Leukhardt                         Senior Vice President, Director                    July 16, 1996
- ------------------------------------
JILL LEUKHARDT

/s/ David A. Skalitzky                     Vice President of Finance and                      July 16, 1996
- ------------------------------------       Administration, Secretary/Treasurer
DAVID A. SKALTIZKY                         (Principal Financial and Accounting Officer)


/s/ Douglas E. Kozlay                      Director                                           July 16, 1996
- ------------------------------------
DOUGLAS E. KOZLAY

/s/ Bruce R. Thaw                          Director                                           July 16, 1996
- ------------------------------------
BRUCE R. THAW

/s/ Allan Thaw                             Director                                           July 16, 1996
- ------------------------------------
ALLAN THAW

/s/ Ira A Hunt, Jr.                        Director                                           July 16, 1996
- ------------------------------------
IRA A. HUNT, JR.





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